UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 27, 2011

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On October 27, 2011, Benchmark Electronics, Inc. issued a press release announcing results for the quarter ended September 30, 2011. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference. The information in this Form 8-K is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.   Regulation FD Disclosure.

As a result of the flooding in Thailand, the Company’s previously announced suspension of its operations in Ayudhaya continues to be in effect. Local officials have estimated that the flooding will continue through the middle of November 2011, at which time they will begin to pump water from the industrial park.

The Company’s Thailand facilities are among its largest, generating 20-25% of the Company’s revenue. As a result, the impact on revenue and operations will be significant for the next several fiscal quarters. The Company is evaluating the situation on an on-going basis and is working to mitigate the impact to the Company and its customers. The Company carries property and business interruption insurance that it believes is appropriate and adequate in this situation.

The Company and its customers are developing contingency and recovery plans that aim to enable the Company to meet customer needs. As part of those plans, the Company expects to restart production at its Korat, Thailand facility in November 2011 and is shifting production from the Ayudhaya facility to its various other sites around the globe. As a result of the capital purchases associated with the Company’s contingency plans, it anticipates higher than normal capital expenditures in the fourth quarter of 2011, in an amount in the range of $20 to $25 million.

The uncertainties of the impact of the Thailand flooding on the Company’s operations make it challenging to provide guidance. The guidance provided in the press release attached as Exhibit 99.1 was developed using the following assumptions: (1) production at the Korat, Thailand facility will resume on the first week of November 2011, (2) the Company will gain access to the Ayudhaya, Thailand facilities in December to assess damage and begin recovery efforts and (3) $4 million in related insurance recovery proceeds will be received by the Company by December 2011. The guidance does not include any charges or expenses directly related to the flooding and resuming production at the Ayudhaya facilities after the water recedes. The statements included in this release reflect the Company’s assessment of information available to it as of the date of this release, but should any of the underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 99.1        Press release dated October 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: October 27, 2011	By:	/s/ Donald F. Adam
Donald F. Adam
Chief Financial Officer

EXHIBITS INDEX

Exhibit
Number	Description

Exhibit 99.1	Press release dated October 27, 2011